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                           Verizon California Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                           Years Ended December 31,
                                                       ------------------------------------------------------------------
(Dollars in Millions)                                        2001          2000          1999         1998          1997
-------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes                $ 1,051.2     $ 1,297.5     $ 1,387.3    $ 1,096.6     $ 1,033.3
Interest expense                                            148.1         150.1         135.9        123.4         102.8
Portion of rent expense representing interest                16.8          11.4           8.1         10.9          14.3
Amortization of capitalized interest                          1.5           1.5           1.4          1.2            .8
                                                       ------------------------------------------------------------------
Earnings, as adjusted                                   $ 1,217.6     $ 1,460.5     $ 1,532.7    $ 1,232.1     $ 1,151.2
                                                       ==================================================================

Fixed charges:
Interest expense                                        $   148.1     $   150.1     $   135.9    $   123.4     $   102.8
Portion of rent expense representing interest                16.8          11.4           8.1         10.9          14.3
Capitalized interest                                          7.0           3.9           5.4          5.5           7.2
                                                       ------------------------------------------------------------------

Fixed Charges                                           $   171.9     $   165.4     $   149.4    $   139.8     $   124.3
                                                       ==================================================================

Ratio of Earnings to Fixed Charges                           7.08          8.83         10.26         8.81          9.26
                                                       ==================================================================
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